EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Critical Digital Data, Inc. (the “Company”) on Form 10-Q, for the period ended December 31, 2009 as filed with the Securities and Exchange Commission, I, Dina Moskowitz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  February 11, 2010

   /s/   DINA MOSKOWITZ
Name:  Dina Moskowitz

Its:  Chief Executive Officer (Principal Executive & Financial Officer)